Exhibit 99.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) by and between NRM VII Holdings I, LLC, a Virginia limited liability company (“NRM”), and AmpliPhi Biosciences Corporation, a Washington corporation (“AmpliPhi), is made and entered as of November 12, 2016, with reference to the following facts:

A. Disputes have arisen between NRM, on the one hand, and AmpliPhi, on the other, regarding which on April 14, 2016, NRM filed a lawsuit in the San Diego Superior Court, Case No. 37-2016-00012252-CU-BC-CTL, against AmpliPhi and the members of its Board of Directors, and, on July 25, 2016, NRM filed a First Amended Complaint;

B. The parties to this Agreement wish to avoid the risks, expenses and disruptions of litigation and to settle, once and forever, all of the claims, known or unknown, which they may have against each other;

C. On November 10, 2016, NRM and AmpliPhi participated in a mediation with Robert Meyer (“Mr. Meyer”), a mediator with JAMS. The parties continued to negotiate a potential settlement with the assistance of Mr. Meyer; and

D. On November 12, 2016, NRM and AmpliPhi a reached a final settlement.

NOW, THEREFORE, in consideration of the foregoing facts and for other good and valuable consideration, NRM and AmpliPhi agree as follows:

1. Payment to NRM. AmpliPhi will pay or cause to be paid to NRM $2,000,000 (two million dollars) (the “Settlement Payment”). The Settlement Payment represents the gross settlement sum in settlement of all claims, known and unknown, which NRM or any of the other NRM Related Parties (as defined below) has against AmpliPhi or any of the other AmpliPhi Related Parties (as defined below), including without limitation claims for breach of fiduciary duty and breach of the implied covenant of good faith and fair dealing. AmpliPhi will arrange for payment in accordance with NRM’s payment instructions. NRM has provided written payment instructions to AmpliPhi and will provide a W-9 to AmpliPhi. The Settlement Payment will be made within twenty-one days of this Agreement. This is the sole consideration offered to and accepted by NRM in this Agreement. Old Republic acknowledges and agrees that it shall make the Settlement Payment to NRM within twenty-one days of this Agreement.

2. Releases.

a. NRM and NRM Related Parties. For the purposes of this Agreement, “NRM” refers to and means NRM and its assignees, predecessors, corporate parents, corporate subsidiaries, and all of those entities’ current and former officers, directors, managing agents, members, shareholders, successors, assigns, employees, agents, and attorneys. “NRM Related Parties” refers to and means Third Security, LLC, Randal J. (RJ) Kirk, Julian Kirk, and their respective assignees, heirs, predecessors, corporate parents, corporate subsidiaries, and all of those entities’ current and former officers, directors, managing agents, members, shareholders, successors, assigns, employees, agents, and attorneys.

b. AmpliPhi and AmpliPhi Related Parties. “AmpliPhi” refers to and means AmpliPhi and its assignees, predecessors, corporate parents, corporate subsidiaries, and all of those entities’ current and former officers, directors, managing agents, members, shareholders, successors, assigns, employees, agents, attorneys and insurers. “AmpliPhi Related Parties” refers to and means M. Scott Salka, Wendy Johnson, Jeremy Curnock Cook, Louis Drapeau, Paul C. Grint, Michael S. Perry, and Vijay Samant, and its and their respective assignees, heirs, predecessors, corporate parents, corporate subsidiaries, and all of those entities’ current and former officers, directors, managing agents, members, shareholders, successors, assigns, employees, agents, attorneys and insurers.

c. NRM and NRM Related Parties Release of AmpliPhi and AmpliPhi Related Parties. NRM on behalf itself and on behalf of the NRM Related Parties hereby release, acquit and forever discharge to the broadest extent permitted by law any and all claims, known and unknown, against AmpliPhi and the AmpliPhi Related Parties from any and all claims, expenses, debts, demands, costs, contracts, liabilities, obligations, actions, and causes of action of every nature, under any theory of law, whether common, constitutional, statutory or other of any jurisdiction, foreign or domestic, whether known or unknown, whether in law or equity, which NRM or any of the NRM Related Parties has or had or may claim to have on its own behalf or on behalf of any other entity by reason of any and all matters from the beginning of time to the execution of this Agreement. NRM and the NRM Related Parties acknowledge and agree that the Series B preferred shares that were the subject of the lawsuit referenced in paragraph A above have been properly converted to AmpliPhi common stock, and that upon payment of the sum set forth in paragraph 1 above no further consideration shall be owed and the entitlement to any accrued dividends on the shares shall have been satisfied. The AmpliPhi Related Parties are express third-party beneficiaries of this Agreement. The release set forth in this paragraph includes, but is not limited to, any rights or claims of a breach of the implied covenant of good faith and fair dealing or a breach of fiduciary duty. Nothing in this paragraph is intended to limit any party’s participation in any proceeding brought by any federal, state or other governmental agency to the extent that such participation is protected by law. Upon payment of the sum described in paragraph 1, NRM will dismiss with prejudice the action in its entirety pending against AmpliPhi and the AmpliPhi Related Parties in San Diego Superior Court. NRM agrees to cooperate in informing the court of the resolution of such action promptly after signing of this Agreement, and to extend the existing deadlines in such action until it is dismissed. Each party is to bear its own costs and fees.

d. AmpliPhi and AmpliPhi Related Parties Release of NRM and NRM Related Parties. AmpliPhi on behalf itself and on behalf of the AmpliPhi Related Parties hereby release and discharge NRM and the NRM Related Parties from any and all claims, expenses, debts, demands, costs, contracts, liabilities, obligations, actions, and causes of action of every nature, under any theory of law, whether common, constitutional, statutory or other of any jurisdiction, foreign or domestic, whether known or unknown, whether in law or equity, which AmpliPhi or any of the AmpliPhi Related Parties has or had or may claim to have on its own behalf or on behalf of any other entity by reason of any and all matters from the beginning of time to the execution of this Agreement, including but not limited to all claims arising out of their investment in AmpliPhi or Julian Kirk’s service on the Board of Directors of AmpliPhi or the lawsuit referred to in the recitals to this Agreement. The NRM Related Parties are express third party beneficiaries of this Agreement.

e. Section 1542 Waiver. The parties expressly acknowledge and agree that all their respective rights, if any, under Section 1542 of the California Civil Code are expressly waived. That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

f. No Other Pending Claims by NRM. NRM on its behalf and on behalf of the NRM Related Parties represents that it has not filed any other complaints, charges, or lawsuits against AmpliPhi or any of the AmpliPhi Related Parties with any government agency, court, arbitration service, or other tribunal, other than the lawsuit referred to in the recitals to this Agreement, and that it agrees that it will not initiate or encourage any such actions contrary to the terms of this Agreement. Should any person or entity file or cause to be filed any civil action, suit, arbitration, administrative charge, or legal proceeding seeking equitable or monetary relief in connection with any aspect of any of NRM or the NRM Related Parties’ investment or equity ownership in AmpliPhi or any other matter relating to the claims released by Section 2 of this Agreement, neither NRM nor any of the NRM Related Parties will seek or accept any personal relief from or as the result of such civil action, suit, arbitration, administrative charge, or legal proceeding. Nothing in this Agreement precludes NRM or the NRM Related Parties from filing a lawsuit or claim for the exclusive purpose of enforcing their respective rights under this Agreement.

g. No Other Pending Claims by AmpliPhi. AmpliPhi on its behalf and on behalf of the AmpliPhi Related Parties represents that it has not filed any complaints, charges, or lawsuits against NRM or any of the NRM Related Parties with any government agency, court, arbitration service, or other tribunal, other than the lawsuit referred to in the recitals to this Agreement, and that it agrees that it will not initiate or encourage any such actions contrary to the terms of this Agreement. Should any person or entity file or cause to be filed any civil action, suit, arbitration, administrative charge, or legal proceeding seeking equitable or monetary relief in connection with any aspect of any of NRM or the NRM Related Parties’ investment or equity ownership in AmpliPhi or any other matter relating to the claims released by Section 2 of this Agreement, neither AmpliPhi nor any of the AmpliPhi Related Parties will seek or accept any personal relief from or as the result of such civil action, suit, arbitration, administrative charge, or legal proceeding. Nothing in this Agreement precludes AmpliPhi or the AmpliPhi Related Parties from filing a lawsuit or claim for the exclusive purpose of enforcing their respective rights under this Agreement.

3. No Assignments. NRM on its behalf and on behalf of the NRM Related Parties warrants and represents that it has not assigned or in any way conveyed, all or any portion of the claims or rights released by this Agreement.

4. No Admission of Liability and No Additional Payments. This Agreement affects the settlement of disputes which are contested in good faith and nothing contained herein should be construed as an admission by any party of any liability of any kind with respect thereto. All such liability is expressly denied. Each party acknowledges that it is not a prevailing party for any purpose. NRM on its behalf and on behalf of the NRM Related Parties represents and acknowledges that it has no legal or equitable claim to any additional compensation of any kind, including without limitation, its/their costs and fees in these claims for breach of the implied covenant of good faith and fair dealing or breach of fiduciary duty. NRM further agrees that neither its counsel nor any counsel to any of the NRM Related Parties has independent right to recover any additional costs or fees beyond those that may be included in the Settlement Payment in Section 1 of this Agreement. By approving this Agreement as to form, counsel to NRM and any of the NRM Related Parties agrees to this term as well. NRM further agrees that AmpliPhi and the AmpliPhi Related Parties shall have no responsibility for the allocation of the Settlement Payment paid to NRM pursuant to Section 1 of this Agreement other than as set forth in Paragraph 1.

5. Consultation with Counsel. The parties represent and warrant that they have discussed this Agreement with counsel, have carefully read and fully understand all of the provisions of this Agreement, and are entering into this Agreement knowingly and voluntarily.

6. Taxes. With the exception of any reporting obligations by AmpliPhi, NRM shall be solely responsible for the reporting and payment of any federal, state and/or local income or employment tax or any other withholding, if any, on the gross settlement payment described in Section 1 of this Agreement. AmpliPhi makes no representation as to the taxability of the consideration provided under this Agreement, and NRM hereby acknowledges that it does not rely on any such representation in deciding to execute this Agreement.

7. Non-Disparagement. The parties agree that they shall not disparage the others and that, if asked about this dispute shall say only that the matter was resolved on mutually acceptable terms.

8. Ramifications of Breach. The parties agree that the provisions of this Agreement shall be deemed breached and a cause of action accrued thereon immediately upon the commencement or continuation of any legal proceeding contrary to this Agreement, and in any such proceeding, this Agreement may be pled as a defense and/or offset and/or as a counter-claim or cross-claim in such action. The parties agree that, under section 1123 of the California Evidence Code, this Agreement is subject to disclosure and admissible evidence in court.

9. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, without regard to conflicts of laws that would result in the application of the laws of another jurisdiction. The Superior Court of the State of California for the County of San Diego shall retain jurisdiction pursuant to California Code of Civil Procedure section 664.6 to enforce this Agreement.

10. Integration. This Agreement is the only, sole, entire and complete agreement of the parties relating in any way to the subject matter hereof. No statements, promises or representations have been made by any party to any other, or relied upon, and no consideration has been offered, promised, expected or held out other than as may be expressly provided herein. No party is relying on any representations, warranties, undertakings, agreements, or understandings except as expressly set forth in this Agreement. In the negotiation and execution of this Agreement, each party has been represented by counsel of its own selection.

11. Interpretation. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party.

12. Counterparts and Signature. This Agreement may be executed and delivered in two or more counterparts, each of which when so executed and delivered shall be the original, but such counterparts together shall constitute but one and the same instrument. A scanned or facsimile signature (transmitted electronically or by facsimile) shall have the same effect as an original signature and may be accepted as the equivalent of an original signature.

13. Authority to Execute. Each party represents and warrants to the other parties that its signatory to this Agreement, as identified below, is competent and has been duly authorized to execute this Agreement on behalf of such party.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first set forth above.

NRM VII HOLDINGS I, LLC

By:	/s/ Marcus E. Smith
Print Name: Marcus E. Smith
Title: Senior Managing Director, General Counsel and CCO, Third Security, LLC, which is the Manager of Third Security Capital Partners VII, LLC, which is the Manager of NRM VII Holdings I, LLC

AMPLIPHI BIOSCIENCES CORPORATION

By:	/s/ Steve R. Martin
Print Name: Steve R. Martin
Title: Chief Financial Officer

Acknowledged and agreed solely with respect to the last sentence of Section 1.

OLD REPUBLIC PROFESSIONAL INC.

By:	/s/ Katharine B. Bowman
Print Name: Katharine B. Bowman
Title: Attorney for Old Republic